Exhibit 99.1

Contact:	Investors/Analysts
Tiffany Louder
Alliance Data
214-494-3048
Tiffany.Louder@AllianceData.com

Media
Annabelle Baxter
Alliance Data
214-494-3818
Annabelle.Baxter@AllianceData.com

ALLIANCE DATA PROVIDES CARD SERVICES
PERFORMANCE UPDATE FOR OCTOBER 2018

Plano, TX, November 15, 2018 – Alliance Data Systems Corporation (NYSE: ADS), a leading global provider of data-driven marketing and loyalty solutions, today provided an update on its Card Services segment.

In conjunction with the release of the Company's Master Trust Monthly Noteholder's Statement, the Company is releasing similar metrics for the overall total managed portfolio. The Master Trust data represents a subset of the Company's total managed portfolio, and the Company believes the information presented below provides a more complete view of the Card Services segment.

	For the month ended October 31, 2018	For the ten months ended October 31, 2018
	(dollars in thousands)
Average receivables (1)	$16,219,629	$17,483,870
Year over year change in average receivables (1)	(2)%	10%
Net charge-offs	$77,421	$913,434
Net charge-offs as a percentage of average receivables (2)(3)	5.7%	6.3%

Active clients - average receivables (4)	$16,209,929	$15,941,051
Year over year change in active clients - average receivables (4)	13%	17%

(1)
Consistent with the Company's commentary during its third quarter earnings call on October 18, 2018, non-strategic clients (primarily liquidating, in bankruptcy or due to merger or acquisition of the portfolio) have been removed from average receivables. Note, however, that these portfolios are included in the prior year comparative average receivables and constituted approximately $2.3 billion of the $17.5 billion portfolio at October 31, 2017. These excluded portfolios represent 100% of non-core files identified and no further adjustments are seen at this time.

(2)	Compares to 6.3% and 6.0% for the month and ten months ended October 31, 2017, respectively.
(3)
Results are consistent with the net charge-off guidance as provided in the Company's second quarter earnings release issued July 19, 2018.  We are maintaining our expectations of a mid-5 percent range in the fourth quarter, and approximately 6 percent for the full year 2018. Although the delinquency rate continues to be slightly elevated due to minor noise, an improving recovery rate mitigates the impact to net principal loss rates.

(4)
Excludes non-strategic clients, which are primarily liquidating, in bankruptcy or due to merger or acquisition of the portfolio, resulting in 13% growth in the active client portfolio. Double-digit active growth is expected to continue throughout 2019. As the non-core portfolios approach their anniversaries, reported average receivables growth will increase and eventually converge to the active clients – average receivables growth in late 2019.

	As of October 31, 2018	As of October 31, 2017
	(dollars in thousands)
30 days + delinquencies - principal	$913,703	$877,047
Period ended receivables - principal	$15,754,672	$16,727,543
Delinquency rate (3)	5.8%	5.2%

Alliance Data Systems Corporation
November 15, 2018

About Alliance Data

Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500, FORTUNE 500 and FORTUNE 100 Best Companies to Work For company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ approximately 20,000 associates at more than 100 locations worldwide.

Alliance Data's card services business is a provider of market-leading private label, co-brand, and business credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's most recognized loyalty program, and Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding our expected operating results, future economic conditions including currency exchange rates and the guidance we give with respect to our anticipated financial performance.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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